Satterlee Stephens Burke & Burke LLP
230 Park Avenue
New York, N.Y. 10169-0079
Exhibit 5(1)
September 29, 2008
CanArgo Energy Corporation
P.O. Box 291
St. Peter Port
Guernsey, GY1 3RR
British Isles
Re: Subscription Rights and Common Stock Offering
Ladies and Gentlemen:
     We have acted as special U.S. counsel to CanArgo Energy Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) of the Company (Reg. No. 333-150625), originally filed May 2, 2008 under the Securities Act of 1933, as amended (the “Securities Act”), and the Preliminary Prospectus (referred to herein as the “Prospectus”) included in Amendment No. 2 to the Registration Statement in the form to be filed with the Securities and Exchange Commission (the “Commission”), in connection with the offering by the Company of subscription rights (the “Rights”) exercisable for 242,107,390 shares (the “Underlying Shares”) of common stock, par value $0.10 per share of the Company (the “Common Stock”), to be distributed by way of a dividend (the “Dividend”) to be paid to the holders of Common Stock of record as of the close of business on October 2, 2008 and 16,940,000 shares of Common Stock issuable to the standby underwriters (collectively, the “Standby Underwriters”) listed in the Prospectus in lieu of commissions (the “Commission Shares” and together with the Underlying Shares, collectively, the “Shares”).
     In connection with this opinion, we have examined and relied upon the Registration Statement and the related Prospectus included in Amendment No. 2 thereto, the standby underwriting agreements entered into by the Company and each of the Standby Underwriters (collectively, the “Standby Underwriting Agreements “), and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents and instruments of the Company and such certificates of public officials and officers of the Company, and we have reviewed such questions of law, as in our judgment are necessary, relevant or appropriate to enable us to render this opinion. In such examination, we have assumed the genuineness of all signatures; the authenticity of all corporate records, documents and instruments submitted to us as originals; the conformity to original documents of all documents submitted to us as conformed, certified, photostatic or facsimile copies thereof or copies furnished to us in portable document format (“PDF”); the authenticity of the originals of such conformed, certified, photostatic, facsimile or PDF copies; the truth, accuracy and completeness of the information contained in the records, agreements, documents, instruments and certificates we have reviewed, including the information contained in the Registration Statement, as amended by Amendment No. 2 thereto; the due authorization, execution and delivery by, and the legally binding nature of the instruments, agreements and other documents upon, each Rights holder exercising its Rights and each Standby Underwriter executing a Standby Underwriting Agreement, pursuant to which such Rights holder will be issued its Underlying Shares and such Standby Underwriter will be issued its Commission Shares, respectively; and the legal capacity of each individual executing such documents.
     We have further assumed for the purposes of this opinion: (i) the due adoption, authorization, execution and, as applicable, delivery of the documents reviewed by us; (ii) that the documents examined by us (a) set forth the entire understanding of the parties thereto with respect to the subject matter thereof and (b) have not been amended, supplemented or otherwise modified, and (iii) that at the time of the issuance of the Shares, a stock certificate in proper form or uncertificated securities will be duly executed and issued in the manner required by Section 158 of the Delaware General Corporation Law to represent the Shares. We have assumed that there are no other documents that are contrary to or inconsistent with the opinion expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. As to any facts material to our opinion, other than those assumed, we have relied, without independent investigation, on the above-referenced documents and the accuracy, as of the date hereof, of the matters therein contained and have assumed that there will be no material change in the facts therein contained any time prior to the issuance of the Rights or the Shares.
     Based upon and subject to the foregoing and the further assumptions, exceptions and qualifications set forth below, it is our opinion that:
     1. The Rights have been duly and validly authorized, and, when validly issued in accordance with such authorization, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     2. The Underlying Shares issuable upon exercise of the Rights and the Commission Shares issuable in accordance with the provisions of the Standby Underwriting Agreements have been duly and validly authorized, and, when respectively issued and paid for as contemplated in the Prospectus and in the Standby Underwriting Agreements, will be validly issued, fully paid and nonassessable.
     This opinion is subject in all respects to the following further assumptions, exceptions and qualifications:
     a. Our opinion with respect to the legal, valid, binding and enforceable obligation of the Company under the Rights and, to the extent applicable, the Standby Underwriting Agreements, is subject to and limited by (i) bankruptcy, insolvency, receivership, fraudulent conveyance, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time in effect, (ii) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) considerations of public policy and (iv) standards of good faith, fair dealing, course of dealing, materiality and reasonableness that may be applied by a court to the exercise of rights and remedies)
     b. We have assumed that the Company will receive, as applicable, the amount of the consideration payable upon exercise of the Rights as contemplated by the resolutions adopted by the Board of Directors of the Company authorizing the Dividend and the issuance of the Shares upon exercise of the Rights.
     c. We have assumed that: the Registration Statement has been declared effective by the Commission and will remain effective and that Rights holders exercising their Rights and the Company will comply with all applicable provisions of the Securities Act, the rules and regulations promulgated thereunder and such state securities rules, regulations and laws as may be applicable at the time the Rights are distributed and the Shares are issued as contemplated by the Registration Statement.
     d. In rendering this opinion and as counsel admitted to practice in New York State, we express no opinion as to the laws of any jurisdiction other than the law of the State of Delaware (including applicable reported judicial opinions and applicable provisions of the Delaware Constitution) and the federal laws of the United States of America.
     The Prospectus states that record holders of the Common Stock with addresses that are outside the United States or that have an army post office or fleet office address will be subject to certain requirements relating to the exercise of the Rights that are different from those applicable to other record holders and that this difference in treatment results from the fact that the Company has been informed by its counsel that the requirements to which such foreign record holders are subject are necessary to establish that the receipt and exercise of the Rights by such foreign persons are lawful under the securities laws applicable to such persons. We express no opinion whether the differing treatment of the stockholders that are subject to such limitations would affect the validity of the Dividend and, for purposes of this opinion, we have assumed that a court applying Delaware law would find that, under the facts and circumstances relating to the Dividend, the differing treatment of such stockholders does not affect the validity of the Dividend.
     This opinion speaks only as of the date hereof, supercedes all prior opinions rendered with respect to the subject matter hereof and is based on our understandings and assumptions as to the present facts and our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no duty to update or supplement this opinion for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. We hereby consent to the filing of this opinion as Exhibit 5(1) to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus forming a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours, /s/ Satterlee Stephens Burke & Burke LLP